                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2001

                       PEGASUS COMMUNICATIONS CORPORATION
   ---------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




     Delaware                     0-32383                       23-3070336
-----------------             ----------------             ---------------------
 (State or Other                (Commission                    (IRS Employer
 Jurisdiction of                File Number)                Identification No.)
 Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania     19004
--------------------------------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            ------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
         -------------

         On June 29, 2001, Pegasus Satellite Communications, Inc. contributed all the capital stock of Golden Sky Holdings, Inc. to its subsidiary, Pegasus Media & Communications, Inc. At the same time, Golden Sky and its subsidiaries repaid all $72 million of their bank debt and guaranteed Pegasus Media & Communications' bank debt and $85 million principal amount of senior subordinated notes. As a result, Pegasus Media & Communications now has approximately 400,000 additional DIRECTV subscribers or a total of approximately
1.5 million subscribers as of March 31, 2001. The move effectively completes the consolidation of Golden Sky, acquired in May 2000, into Pegasus Media & Communications, the entity holding Pegasus' other satellite assets. Pegasus Satellite Communications is a subsidiary of Pegasus Communications Corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PEGASUS COMMUNICATIONS CORPORATION


                                              By: /s/ Scott A. Blank
                                              ----------------------------------
                                                  Scott A. Blank
                                                  Senior Vice President

July 6, 2001